Exhibit 99.1




           U. S. STEEL DISAPPOINTED BY INDIANA COURT OF APPEALS RULING

     PITTSBURGH, March 10, 2008 - United States Steel Corporation (NYSE: X) announced today that the Indiana Court of Appeals reversed a previous decision of the Indiana Utilities Regulatory Commission (IURC) involving a rate escalation provision in U. S. Steel's electric power supply contract with Northern Indiana Public Service Company (NIPSCO). The decision, handed down by the Court on Friday, March 7, 2008, held that a rate provision in a 1999 agreement between the parties applied to certain electric demand charges since October 1, 2005 - that will continue until July 2009 - and remanded the case to the IURC for calculation of the charges. U. S. Steel is surprised and disappointed over the outcome of the case, which it had won on a summary judgment motion before the IURC. U. S. Steel intends to seek a review of this decision by the Indiana Supreme Court, but expects to establish a pre-tax reserve of approximately $45 million in its first quarter results related to prior year effects.
                                      -oOo-
For more information about U. S. Steel visit www.ussteel.com.